CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the EntrepreneurShares Series Trust and to the use of our report dated August 27, 2021 on the financial statements and financial highlights of ERShares Global Fund, ERShares US Small Cap Fund, and ERShares US Large Cap Fund, each a series of shares of beneficial interest in EntrepreneurShares Series Trust. Such financial statements and financial highlights appear in the June 30, 2021 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

October 27, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the EntrepreneurShares Series Trust and to the use of our report dated August 27, 2021 on the financial statements and financial highlights of ERShares Entrepreneurs ETF and ERShares NextGen Entrepreneurs ETF, each a series of shares of beneficial interest in EntrepreneurShares Series Trust. Such financial statements and financial highlights appear in the June 30, 2021 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

October 27, 2021